STOCK OPTION AGREEMENT

                  AGREEMENT,   made  as  of  April  2,   1998   between   GLOBAL
TELECOMMUNICATION SOLUTIONS, INC., a Delaware corporation (the "Company"), and BARRY RUBENSTEIN (the "Optionee").

                  WHEREAS, the Optionee and Mr. Eli Oxenhorn ("Oxenhorn") have introduced the Company to Wien Securities ("Wien"), an entity that may commit, prior to April 15, 1998, to provide certain financing to the Company;

                  WHEREAS, in consideration for making such introduction, the Company has awarded each of the Optionee and Oxenhorn an option ("Option") to purchase 50,000 of the authorized but unissued or treasury shares of the common stock of the Company, $.01 par value ("Common Stock"), on the terms and conditions set forth in this Agreement; and

                  WHEREAS, the Optionee desires to acquire the Option on the terms and conditions set forth in this Agreement.

                  IT IS AGREED:

1. Grant of Stock Option. The Company hereby grants to the Optionee the right and option to purchase all or any part of an aggregate of 50,000 shares of Common Stock ("Option Shares") on the terms and conditions set forth herein. Said Option is a nonqualified stock option not intended to qualify under any section of the Internal Revenue Code of 1986, as amended, and is not granted under any plan, including the Company's 1994 Performance Equity Plan ("Plan"). Certain terms used herein, however, are defined under the Plan.

2. Exercise Price. The exercise price ("Exercise Price") of the Option shall be $7.125 per share, subject to adjustment as hereinafter provided.

3. Exercisability. This Option is exercisable, subject to the terms and conditions of this Agreement, at any time from and after September 1, 1998, and it shall remain exercisable, except as otherwise provided herein, until the close of business on April 2, 2003 (the "Exercise Period").



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4. Termination of Option. Notwithstanding the foregoing, if the Company and Wien do not enter into an agreement prior to April 15, 1998 with respect to Wien providing financing to the Company, then the Option will terminate.

5. Withholding Tax. Not later than the date as of which an amount first must be included in the gross income of the Optionee for Federal income tax purposes with respect to the Option, the Optionee may be required to pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount ("Withholding Tax"). The obligations of the Company pursuant to this Agreement shall be conditioned upon such payment or arrangements with the Company, if such payments or arrangements are required, and the Company shall, to the extent permitted by law, have the right to deduct any Withholding Taxes from any payment of any kind otherwise due to the Optionee from the Company.

6. Adjustments. If and to the extent that the number of issued shares of Common Stock shall be increased or reduced by reclassification, common stock split, common stock dividend on the Common Stock, combination of shares, or any similar change in the Common Stock of the Company as a whole, the Company shall proportionally adjust the number and kind of Option Shares and the exercise price of the Option, to such extent and in such manner as shall as closely as possible maintain the Optionee's proportionate interest in the Company and his rights hereunder. If (i) the Company shall not be the surviving corporation in any merger, combination, consolidation or similar type of corporate transaction, or (ii) if the Company is the survivor, but the outstanding shares of Common Stock are exchanged for securities of another company, or property, then the Board of Directors will make appropriate provision so that this Option will be exercisable for the full period as provided in this Agreement for securities or other property of the surviving or other entity as if this Option had been exercised for Common Stock immediately before such merger, combination, consolidation or other transaction. No fractional shares of Common Stock shall be issued as a result of any adjustment under this provision, and to the extent any adjustment results in a fractional share of Common Stock, then the adjustment will be to the lower full share.

7. Method of Exercise.

     7.1 Notice to the Company. The Option shall be exercised in whole or in part by written notice in the form attached hereto as Exhibit A directed to the Company at its principal place of business accompanied by full payment as hereinafter provided of the exercise price for the number of Option Shares specified in the notice and of the Withholding Taxes, if any.


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     7.2 Delivery of Option Shares.  The Company shall deliver a certificate for the Option Shares to the Optionee as soon as practicable after payment therefor.

     7.3 Payment of Purchase Price.

     7.3.1 Cash Payment. The Optionee shall make cash payments by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company; the Company shall not be required to deliver certificates for Option Shares until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof.

     7.3.2 Cashless Payment. The Company, in its sole discretion, may allow the Optionee to use Common Stock of the Company (or other securities or promissory notes) owned by him (or to surrender a portion of this Option) to pay the purchase price for the Option Shares (and any required Withholding Taxes). Such payment would be made by delivery of certificates in negotiable form which are effective to transfer good and valid title thereto to the Company, free of any liens or encumbrances. Shares of Common Stock used for this purpose shall be valued at the Fair Market Value, as defined below. The value of any Option surrendered shall equal the difference between the Exercise Price and the Fair Market Value on the date of surrender multiplied by the number of Option Shares underlying the portion of the Option surrendered.

     7.3.3 Fair Market Value. "Fair Market Value," unless otherwise required by any applicable provision of the Internal Revenue Code of 1986, as amended, or any regulations issued thereunder, means, as of any given date: (i) if the Common Stock is listed on a national securities exchange or quoted on the Nasdaq National Market or Nasdaq SmallCap Market, the last sale price of the Common Stock in the principal trading market for the Common Stock on the last trading day preceding the date of exercise, as reported by the exchange or Nasdaq, as the case may be; (ii) if the Common Stock is not listed on a national securities exchange or quoted on the Nasdaq National Market or Nasdaq SmallCap Market, but is traded in the over-the-counter market, the closing bid price for the Common Stock on the last trading day preceding the date of exercise for which such quotations are reported by the OTC Bulletin Board or the National Quotation Bureau, Incorporated or similar publisher of such quotations; and (iii) if the Fair Market Value of the Common Stock cannot be determined pursuant to clause
(i) or (ii) above, such price as the Board of Directors of the Company shall determine, in good faith.



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8. Nonassignability. The Option shall not be assignable or transferable, without the consent of the Company, except by will or by the laws of descent and distribution in the event of the death of the Optionee. No transfer of the Option by the Optionee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will and/or such other evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of the Option.

9. Registration Rights. If the Company and Wien enter into an agreement prior to April 15, 1998 with respect to Wien providing financing to the Company, then the Optionee will receive the same registration rights that Wien receives for securities issued by the Company in consideration for agreeing to provide such financing.

10. Company Representations. The Company hereby represents and warrants to the Optionee that:

     (i) the Company, by appropriate and all required action, is duly authorized to enter into this Agreement and consummate all of the transactions contemplated hereunder; and

     (ii) the Option Shares, when issued and delivered by the Company to the Optionee in accordance with the terms and conditions hereof, will be duly and validly issued and fully paid and non-assessable.

11. Optionee Representations. The Optionee hereby represents and warrants to the Company that:

     (i) he is acquiring the Option and shall acquire the Option Shares for his own account and not with a view towards the distribution thereof;

     (ii) he has received a copy of all reports and documents required to be filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, within the last 24 months and all reports issued by the Company to its stockholders;



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     (iii) he understands  that he must bear the economic risk of the investment in the Option Shares, which cannot be sold by him unless they are registered under the Securities Act of 1933 (the "1933 Act") or an exemption therefrom is available thereunder and that, except as provided herein, the Company is under no obligation to register the Option Shares for sale under the 1933 Act;

     (iv) he has had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder and to obtain any additional information to the extent the Company possesses or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of the information obtained pursuant to clause (ii) above;

     (v) he is aware that the Company shall place stop transfer orders with its transfer agent against the transfer of the Option Shares in the absence of registration under the 1933 Act or an exemption therefrom as provided herein; and

     (vi) the certificates evidencing the Option Shares shall bear the following legends:

          "The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933. The shares may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act."

          "The shares represented by this certificate have been acquired pursuant to a Stock Option Agreement, dated as of April 2, 1998, a copy of which is on file with the Company, and may not be transferred, pledged or disposed of except in accordance with the terms and conditions thereof."


12. Restriction on Transfer of Option Shares.

     12.1 Anything in this Agreement to the contrary notwithstanding, Optionee hereby agrees that he shall not sell, transfer by any means or otherwise dispose of the Option Shares acquired by him without registration under the 1933 Act, or in the event that they are not so registered, unless (i) an exemption from the 1933 Act registration requirements is available thereunder, and (ii) Optionee has furnished the Company with notice of such proposed transfer and the


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Company's  legal counsel,  in its reasonable  opinion,  shall deem such proposed transfer to be so exempt.

     12.2 Anything in this Agreement to the contrary notwithstanding, the Optionee hereby agrees that, if he is, or at any time hereinafter becomes, an employee or director of the Company or any subsidiary thereof, he shall not sell, transfer by any means or otherwise dispose of the Option Shares acquired by him except in accordance with Company's policy, if any, regarding the sale and disposition of securities owned by employees and/or directors of the Company.

13. Miscellaneous.

     13.1 Notices. All notices, requests, deliveries, payments, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be either delivered personally, sent by confirmed facsimile, registered or certified mail, or by private courier to the parties at their respective addresses set forth herein, or to such other address as either shall have specified by notice in writing to the other. Notice shall be deemed duly given hereunder when delivered, faxed or mailed as provided herein.

     13.2 Optionee and Stockholder Rights. The Optionee shall not have any of the rights of a stockholder with respect to the Option Shares until such shares have been issued after the due exercise of the Option. If Optionee is, or hereinafter becomes, an employee or director of the Company or any subsidiary thereof, nothing contained in this Agreement shall be deemed to confer upon the Optionee any right to continued employment, or a continued directorship position, with the Company or any subsidiary thereof, nor shall it interfere in any way with the right of the Company to terminate the Optionee in accordance with the provisions regarding such termination set forth in Optionee's written employment agreement with the Company, or if there exists no such agreement, to terminate Optionee at will, and/or terminate Optionee's directorship in accordance with the Company's Certificate of Incorporation and By-laws and/or the laws of the State of Delaware, as the case may be.

     13.3 Waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

     13.4 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended except by writing executed by Optionee and the Company.


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     13.5 Binding Effect; Successors.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and, to the extent not prohibited herein, their respective heirs, successors, assigns and representatives. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives any rights, remedies, obligations or liabilities.

     13.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without regard to choice of law provisions).

     13.7 Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.

GLOBAL TELECOMMUNICATION
  SOLUTIONS, INC.                    Address:
                                             5697 Rising Sun Avenue
                                             Philadelphia, Pennsylvania 19120

By:__________________________




OPTIONEE:
                                    Address:
                                            68 Wheatley Road
                                            Brookville, New York  11545
                                            Fax:________________________
_______________________________
         BARRY RUBENSTEIN


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                                                                     EXHIBIT A

                      FORM OF NOTICE OF EXERCISE OF OPTION

                                                            --------------------
                                                                     DATE

Global Telecommunication Solutions, Inc.
5697 Rising Sun Avenue
Philadelphia, Pennsylvania 19120

Attention:  The Board of Directors

                           Re:      Purchase of Option Shares

Gentlemen:

     In accordance with my Stock Option Agreement dated as of April 2, 1998 with Global Telecommunication Solutions, Inc. (the "Company"), I hereby irrevocably elect to exercise the right to purchase _________ shares of the Company's common stock, par value $.01 per share ("Common Stock").

     As payment for my shares, enclosed is (check and complete applicable box[es]):

     |_|  a [personal check] [certified check] [bank check] payable to the order
          of  "Global   Telecommunication   Solutions,   Inc."  in  the  sum  of
          $_________;

     |_|  confirmation of wire transfer in the amount of $_____________; and/or

     |_| with the consent of the Company, a certificate for _________ shares of the Company's Common Stock, free and clear of any encumbrances, duly endorsed, having a Fair Market Value (as such term is defined in Section 7.3.3 of the Stock Option Agreement) of $---------.

     |_| with the consent of the Company, by surrender of a portion of my Option having a value of $_____________ as calculated in accordance with Section 7.3.2 of the Stock Option Agreement.

     |_|  with   the   consent   of  the   Company,   __________________________

     I hereby represent and warrant to, and agree with, the Company that:

     (i) I have acquired the Option and shall acquire the Option Shares for my own account, for investment, and not with a view towards the distribution thereof;

     (ii) I have received a copy of all reports and documents required to be filed by the Company with the Commission pursuant to the Exchange Act within the last 24 months and all reports issued by the Company to its stockholders;

     (iii)I understand that I must bear the economic risk of the investment in the Option Shares, which cannot be sold by me unless they are registered under the Securities Act of 1933 (the "1933 Act") or an exemption therefrom is available thereunder;


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     (iv) I have had both the  opportunity to ask questions and receive  answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder and to obtain any additional information to the extent the Company possesses or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of the information obtained pursuant to clause (ii) above;

     (v) I am aware that the Company shall place stop transfer orders with its transfer agent against the transfer of the Option Shares in the absence of registration under the 1933 Act or an exemption therefrom as provided herein; and

     (vi) the certificates evidencing the Option Shares shall bear the following legends:

               "The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933. The shares may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act."

               "The shares represented by this certificate have been acquired pursuant to a Stock Option Agreement, dated as of April 2, 1998, a copy of which is on file with the Company, and may not be transferred, pledged or disposed of except in accordance with the terms and conditions thereof."


     Kindly forward to me my certificate at your earliest convenience.

Very truly yours,

------------------------------         ----------------------------------------
(Signature)                                         (Address)

------------------------------         ----------------------------------------
(Print Name)
                                       ----------------------------------------
                                                (Social Security Number)



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